                                                                     EXHIBIT 4.2
                                                                  EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of July 10, 2001 (this "Agreement"), is entered by Harnischfeger Industries, Inc. (to be renamed Joy
 ---------
Global Inc.), a Delaware corporation (the "Company"), for the benefit of
                                           -------
Eligible Investors (as defined below).

                                   RECITALS:

     A. The Company and certain of the Company's subsidiaries are parties to a Joint Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy
                                   ----
Code. The Company has agreed, upon the terms and subject to the conditions of the Plan, to issue to Creditors: (i) up to 50,000,000 shares of the Company's Common Stock and (ii) up to $167.0 million in principal amount of the
Company's 10.75% Senior Notes due April 30, 2006 (collectively, the
"Securities").
 ----------

     B. The Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Securities.

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Plan. In addition, as used in this Agreement, the following terms have the following meanings:

     1.1  "Claim" has the meaning given such term in Section 6.1.
           -----                                     -----------

     1.2  "Class of Registrable Securities" means, as applicable, (i) the Senior
           -------------------------------
Notes which are Registrable Securities (and any securities issued or issuable from time to time in exchange for or otherwise with respect to such Senior Notes) and (ii) the shares of Common Stock which are Registrable Securities (and any securities issued or issuable from time to time in exchange for or otherwise with respect to such Common Stock).

     1.3  "Common Registrable Securities" means shares of Common Stock which
           -----------------------------
constitute Registrable Securities.

     1.4   "Common Stock" means the Common Stock issued, or to be issued, under
            ------------
the Plan.

     1.5   "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
            ---------------
from time to time, as set forth in sections 101 et seq. of title 11 of the United States Code.

     1.6   "Eligible Investor" means any (i) holder of Securities which were
            -----------------
acquired through distributions under the Plan who (1) owns 10% or more of the Common Stock of the Company as a result of such distribution including but not limited to such holders identified in Schedule 1 hereto, or (2) provides to the
                                      -----------
Company a written opinion of counsel (in reasonable and customary form) indicating that such holder is, or is reasonably likely to be, deemed an "underwriter" under Section 1145(b)(1) of the Bankruptcy Code, and (ii) holders of Securities who are permitted transferees, pursuant to Article IX of this Agreement, of any holder that qualifies under either clause (i) or (ii) of this
Section 1.6.
-----------

     1.7   "Exchange Act" means the Securities Exchange Act of 1934, as amended.
            ------------

     1.8   "Indenture" means the Indenture, dated as of July 10, 2001, by and
            ---------
among the Company, certain subsidiaries of the Company, the Guarantors named therein and BNY Midwest Trust Company, as Trustee.

     1.9   The terms "register," "registered," and "registration" refer to a
                      --------    ----------        ------------
registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     1.10  "Registrable Securities" means the Common Stock and Senior Notes held
            ----------------------
by any Eligible Investor and any securities issued or issuable from time to time in exchange for or otherwise with respect to the Registrable Securities; provided that securities will cease to be Registrable Securities at such time as
--------
they have been (i) sold under an effective Registration Statement or Rule 144 or
(ii) otherwise transferred and, in the written opinion of counsel to the Company, the subsequent disposition of such Security shall not require registration under the Securities Act.

     1.11  "Registration Period" means, with respect to any particular
            -------------------
Registrable Securities, subject to any Suspension Adjustment, the period between the date of issuance of such Registrable Securities and the earliest of (i) the second anniversary of the Effective Date of the Plan, and (ii) the date on which such Registrable Securities are no longer subject to resale restrictions under the securities laws; provided, however, that all rights and obligations relating
                     --------  -------
to Piggyback Registrations contained in Section 2.3 shall continue until the
                                        -----------
earliest of (i) the third anniversary of the Effective Date of the Plan, and
(ii) the date on which such Registrable Securities are no longer subject to resale restrictions under the securities laws.

     1.12  "Registration Request" has the meaning given such term in Section
            --------------------                                     -------
2.3.
---

     1.13  "Registration Statement" means a registration statement of the
            ----------------------
Company filed under the Securities Act.

     1.14  "Required Effective Date" has the meaning given such term in Section
            -----------------------                                     -------
2.2.
---

     1.15  "Rule 415" means Rule 415 under the Securities Act, or any successor
            --------
rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

     1.16  "SEC" means the Securities and Exchange Commission.
            ---

     1.17  "Securities Act" means the Securities Act of 1933, as amended.
            --------------

     1.18  "Senior Notes" means the 10.75% Senior Notes due April 30, 2006
            ------------
issued, or to be issued, under the Plan.

     1.19  "Shelf Registration" means a registration effected pursuant to
            ------------------
Section 2.1.
-----------

     1.20  "Shelf Registration Statement" means a registration statement of the
            ----------------------------
Company filed with the SEC on Form S-1 or, if available, Form S-3 (or any successors thereto) for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) covering some or all of the Registrable Securities, as applicable.

     1.21  "Suspension Adjustment" has the meaning given such term in Section
            ---------------------                                     -------
3.5(c).
------
                                   ARTICLE II
                                 REGISTRATION

     2.1  Shelf Registration.  As soon as is practicable after the Effective
          ------------------
Date of the Plan, but in no event later than 120 days following the Effective Date of the Plan, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Eligible Investors thereof from time to time in accordance with the methods of distribution elected by such Eligible Investors and set forth in such Shelf Registration Statement, and thereafter shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. The plan of distribution may include underwritten offerings from time to time, subject to Section 2.5 and the other provisions of this Agreement.
           -----------

     2.2  Effectiveness of the Registration Statement.  The Company will use its
          -------------------------------------------
best efforts to cause the Registration Statement filed pursuant to Section 2.1
                                                                   -----------
above to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 120/th/ day after filing

(the "Required Effective Date"); provided that if such Registration Statement
     ------------------------    --------
does not receive SEC review, the Company will use its best efforts to cause such Registration Statement to be declared effective by the SEC no later than the 30th day after filing. The Company's best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC.

     2.3  Piggyback Registrations.  If, at any time prior to the expiration of
          -----------------------
the Registration Period, a Registration Statement is not effective with respect to any Registrable Securities as to which Eligible Investors have made a written request for registration (a "Registration Request") and the Company decides to
                             --------------------
register any of its Common Stock for its own account or for the account of others, then the Company will promptly, but in no event later than 21 days prior to such registration, give such Eligible Investors written notice thereof and will use its best efforts to include in such registration all or any part of the Common Registrable Securities requested by such Eligible Investors to be included therein (excluding any Common Registrable Securities previously included in a Registration Statement); provided that nothing in this Section 2.3
                                       --------                      -----------
shall relieve the Company of its obligations under Section 2.1. This requirement
                                                   -----------
does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans or to registration statements that would otherwise not permit the registration of resales of previously issued securities. Each Eligible Investor must give its request for registration under this Section 2.3 to the Company in writing within 15 days
                        -----------
after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Eligible Investors as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company shall have the right to exclude such number of Common Registrable Securities as the underwriters deem reasonably necessary. Any exclusion of Common Registrable Securities will be made pro rata among all Eligible Investors participating in the offering, in proportion to the number of Common Registrable Securities sought to be included by such Eligible Investors.

     2.4  Registration Procedures.  In connection with the Company's
          -----------------------
registration obligations pursuant to this Agreement, the Company shall, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable and, in any event, in conformity with any required time period set forth herein, and in connection therewith the Company shall:

          (a) before filing a registration statement or prospectus with the SEC, or any amendments or supplements thereto, furnish to the Eligible Investors holding Registrable Securities included in such registration statement and to the underwriter or underwriters, if any, copies of all documents prepared to be filed, which documents shall be subject to the reasonable review and comment of such Eligible Investors, such underwriters, if any, and their respective counsel;

          (b) prepare and file with the SEC a registration statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities;

          (c) prepare and file with the SEC such amendments or supplements to the applicable registration statement or prospectus used in connection therewith as may be (A) reasonably requested by any participating Eligible Investor (to the extent such request relates to information relating to such Eligible Investor), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) necessary to comply with the applicable provisions of Rules 424 and 430A under the Securities Act;

          (d) notify the selling Eligible Investors and the managing underwriter or underwriters, if any, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed,
(B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (e) promptly notify each selling Eligible Investor and the managing underwriter or underwriters, if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable registration statement or prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter (but subject to
Section 3.5 below), prepare and file with the SEC a post-effective amendment or
-----------
supplement to such registration statement or prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (f) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the managing underwriter or underwriters, if any, or the Eligible Investors holding a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, the amount of Registrable Securities being distributed and the purchase price being paid therefor; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (g) furnish to each selling Eligible Investor and each managing underwriter, if any, without charge, as many conformed copies as such Eligible Investor or managing underwriter may reasonably request of the applicable registration statement, including all documents incorporated by reference therein or exhibits to such registration statement;

          (h) deliver to each selling Eligible Investor, and each managing underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) as such Eligible Investor or managing underwriter may reasonably request (it being understood that the Company consents to the use of the prospectus by each of the selling Eligible Investors and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus);

          (i) cooperate with the selling Eligible Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

          (j) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities included in such registration statement and provide the applicable transfer agent with printed certificates for the Registrable Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

          (k) in the case of an underwritten offering, obtain for delivery to the underwriter or underwriters an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance;

          (l) in the case of an underwritten offering, obtain for delivery to the Company and the underwriter or underwriters, with copies (subject to applicable rules and regulations) to the Eligible Investors included in such registration, a comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters and as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

          (m) reasonably cooperate with each selling Eligible Investor of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable securities in connection with any filings required to be made with the NASD;

          (n) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders such information (financial or otherwise) as may be required thereunder;

          (o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement from and after a date not later than the effective date of such registration statement;

          (p) cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of the Company's securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities of such class are then quoted; and

          (q) provide reasonable cooperation so as to enable Eligible Investors to exercise their due diligence responsibilities (subject to the entry by each Eligible Investor into a customary confidentiality agreement in a form reasonably acceptable to the Company).

     2.5  Underwritten Distributions.     The Company shall not be obligated to
          --------------------------
proceed with any underwritten distribution (a) within 180 days after the closing of a previous underwritten distribution by Eligible Investors under this Agreement, (b) during the period beginning 30 days before the filing of a Registration Statement for, and ending 180 days after the closing of, an underwritten distribution of Common Stock by the Company, or (c) which does not involve at least (i) 10% of the outstanding Common Stock or (ii) $15 million in aggregate principal amount of the Senior Notes. Eligible Investors holding a majority of the Registrable Securities to be included in such underwritten distribution shall be entitled to select the managing underwriter for such distribution (subject to the approval of the Company, such approval not to be unreasonably withheld).


                                  ARTICLE III
                     ADDITIONAL OBLIGATIONS OF THE COMPANY

     3.1  Continued Effectiveness of Registration Statement.  Subject to the
          -------------------------------------------------
limitations set forth in Section 3.5, the Company will use its best efforts to
                         -----------
keep any Registration Statement filed under Section 2.1 above effective under
                                            -----------
Rule 415 at all times during the Registration Period.

     3.2  Accuracy of Registration Statement.  Assuming the accuracy of
          ----------------------------------
information furnished by or on behalf of the Eligible Investors, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period (but subject to Section 3.5), and,
                                                         -----------
during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

     3.3  Furnishing Documentation.  The Company will furnish to each Eligible
          ------------------------
Investor whose Registrable Securities are included in a Registration Statement, or to its legal counsel: (a) promptly after each document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus (if any) and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other documents as the Eligible Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Eligible Investor. The Company will promptly notify by facsimile each Eligible Investor whose Registrable Securities are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

     3.4  Additional Obligations.  The Company will use its best efforts to (a)
          ----------------------
register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as each Eligible Investor who holds Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii)
                                                        -----------
subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

     3.5  Suspension of Resale Rights.
          ---------------------------

          (a) The Company will notify (by telephone and also by facsimile and reputable overnight courier) each Eligible Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event, without the prior written consent of the Eligible Investor, will the Company disclose to any Eligible Investor any of the facts or circumstances regarding the event), will promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Eligible Investor as such Eligible Investor may reasonably request.

          (b)  Notwithstanding the Company's obligations under Section 3.5(a),
                                                               --------------
if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or could have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company's Board of Directors, it would adversely affect, or require premature disclosure of the filing of, a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose, but in no event (x) more than twice in any 12 month period, (y) for a period exceeding 60 days on any one occasion, or (z) for an aggregate period exceeding 90 days during any 12 month period. After deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of 30 days has elapsed after resumption of the use of the Registration Statement.

          (c) In the event that the Company exercises its right to suspend use of the Registration Statement pursuant to Section 3.5(b), the Registration
                                          --------------
Period shall be adjusted to be extended by the cumulative amount of time of each such suspension (the "Suspension Adjustment").
                      ---------------------

          (d)  Subject to the Company's rights under this Section 3.5, the
                                                          -----------
Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and the Company will promptly notify each Eligible Investor that holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

          (e) Notwithstanding anything to the contrary contained herein, if the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Eligible Investors whose securities are covered by the Registration Statement, and will immediately notify each such Eligible Investor as soon as the use of the Registration Statement may be resumed, amend or supplement the prospectus, if necessary, so that it dos not contain any untrue statement or omission and furnish to the Eligible Investor such numbers or copies of the prospectus as so amended or supplemented as the Eligible Investor may reasonably request.

     3.6  Review by the Eligible Investors.  The Company will permit legal
          --------------------------------
counsel to the Eligible Investors to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel; provided that the time periods set forth in Section 2.2 shall
                   --------                                    -----------
be tolled to the extent that such legal counsel does not deliver its final comments relating to such Registration Statement to the Company within three business days after receipt of such Registration Statement. The sections of any such Registration Statement including information with respect to the Eligible Investors, the Eligible Investors' beneficial ownership of securities of the Company or the Eligible Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Eligible Investors.

     3.7  Plan of Distribution.  At the request of any Eligible Investor, the
          --------------------
Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     3.8  Securities Laws Compliance.  The Company will comply with all
          --------------------------
applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     3.9  Further Assurances. The Company will take all other reasonable actions
          ------------------
as any Eligible Investor may reasonably request to expedite and facilitate disposition by such Eligible Investor of the Registrable Securities pursuant to the Registration Statement.


                                  ARTICLE IV
                     OBLIGATIONS OF THE ELIGIBLE INVESTORS

     4.1  Eligible Investor Information. As a condition to the obligations of
          -----------------------------
the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Eligible Investor, such Eligible Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it (subject to Section 2.1) as is reasonably required by the
                                  -----------
Company to effect the registration of the Registrable Securities. At least 10 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Eligible Investor of the information the Company requires from that Eligible Investor if the Eligible Investor elects to have any of its Registrable Securities included in the Registration Statement. If, by three business days prior to the filing date, the Company has not received from an Eligible Investor the requested information, then the Company shall not be required to include the Registrable Securities of that Eligible Investor.

     4.2  Further Assurances. Each Eligible Investor will cooperate with the
          ------------------
Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Eligible Investor has notified the Company in writing of such Eligible Investor's irrevocable election to exclude all of such Eligible Investor's Registrable Securities from such Registration Statement.

     4.3  Suspension of Sales. Upon receipt of any notice from the Company under
          -------------------
Section 2.4(e) or Section 3.5, each Eligible Investor will immediately
--------------    -----------
discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (a) it receives copies of a supplemented or amended prospectus contemplated by Section 3.5(a) or (b) the
                                                   --------------
Company advises the Eligible Investor that a suspension of sales under Section
                                                                       -------
3.5(b) has terminated.  If so directed by the Company, each Eligible Investor
------
will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Eligible Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

     4.4  Underwritten Offerings. No Eligible Investor may participate in any
          ----------------------
underwritten distribution hereunder unless such Eligible Investor (a) agrees to sell such Eligible Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Eligible Investors entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company under the terms of this Agreement.

                                   ARTICLE V
                           EXPENSES OF REGISTRATION

     The Company will bear all reasonable expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company. The Eligible Investors shall be responsible for the fees and disbursements of legal counsel selected by the Eligible Investors pursuant to Section 3.6 hereof.
            -----------


                                  ARTICLE VI
                                INDEMNIFICATION

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

     6.1  Indemnification by Company.
          --------------------------

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Eligible Investor that holds such Registrable Securities, any underwriter (as defined in the Securities Act) for the Eligible Investors, any directors or officers of such Eligible Investor or such underwriter and any person who controls such Eligible Investor or such underwriter within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Person")
                                                            ------------------
against any losses, claims, damages, expenses or liabilities (joint or several) (including in settlement of litigation) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to
                                                                   ------
which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). Subject to the restrictions set forth in
                      ----------
Section 6.3 with respect to the number of legal counsel, the Company will
-----------
reimburse the Eligible Investors and each such underwriter or controlling person and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 with respect to any Indemnified Person:
                            -----------
(i) does not apply to the extent such Claim arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto; (ii) does not apply to a Claim arising out of or based on any failure by such Indemnified Person to comply with prospectus delivery requirements of the Securities Act, if such prospectus was timely made available by the Company; and (iii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Eligible Investors under
Article IX of this Agreement.

          (b) In addition to, but not in duplication of, the foregoing, each Eligible Investor shall be entitled to reimbursement from the Company for any out-of-pocket losses actually incurred in the event, and only to the extent, that such Eligible Investor suffers such losses as a result of such Eligible Investor's inability to make delivery of securities sold in transactions entered into before receipt of a Company notice under Section 2.4(e) or Section 3.5.
                                              --------------    ------------

     6.2  Indemnification by Eligible Investor. In connection with any
          ------------------------------------
Registration Statement in which an Eligible Investor is participating, each such Eligible Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, the
                                                       -----------
Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Person") against any
                                             ------------------
Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to clause (a) or (b) in Section 6.1 above in each case to the extent (and only to the extent) that
   -----------
such violation occurs in reliance upon and in conformity with written information
furnished to the Company by such Eligible Investor expressly for use in connection with such Registration Statement or (b) any failure by such Eligible Investor to comply with prospectus delivery requirements of the Securities Act, with respect to sales under the Registration Statement. Subject to the restrictions set forth in Section 6.3, such Eligible Investor will promptly
                          -----------
reimburse any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of
                  -----------
any Claim if such settlement is effected without the prior written consent of such Eligible Investor, which consent will not be unreasonably withheld, and no Eligible Investor will be liable under this Agreement (including this Section
                                                                      -------
6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds
---
actually received by such Eligible Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by the Eligible Investors under Article IX of this Agreement.

     6.3  Notice; Defense; Etc.  Promptly after receipt by an Indemnified Person
          --------------------
under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1
                                                                    -----------
or 6.2, as applicable).  The Company will pay for only one separate legal
   ---
counsel for the Eligible Investors collectively, and such legal counsel will be selected by the Eligible Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII
                                 CONTRIBUTION

     If for any reason the indemnification provided for in Article VI is unavailable to an indemnified party or is insufficient to hold such party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In addition, contribution under this section shall be subject to the following limitations: (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI; (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any
                                                --- ----
other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences.

                                 ARTICLE VIII
                            EXCHANGE ACT REPORTING

     In order to make available to the Eligible Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Eligible Investors to sell securities of the Company to the public without registration, the Company will:

          (a) File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) Furnish to each Eligible Investor, so long as such Eligible Investor holds Registrable Securities, promptly upon such Eligible Investor's request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the

Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Eligible Investors to sell such securities pursuant to Rule 144 without registration.

                                  ARTICLE IX
                       ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of the Eligible Investors hereunder, including the right (if any) to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Eligible Investors to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the Eligible Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) such transfer or assignment was not made under the Registration Statement or Rule 144, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.
Any transferee or assignee of an Eligible Investor under this Article IX shall be deemed a beneficiary of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Eligible Investor hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Conflicting Instructions.  A person or entity is deemed to be a
          ------------------------
holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     10.2 Notices.  All notices, demands or other communications required or
          -------
permitted to be given or delivered under or by reason of the terms of this Agreement shall be in writing and shall be deemed to have been given hereunder
(a) when delivered personally to the recipient, (b) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(c) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day; provided that such notice, demand or other
              --------
communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or
(d) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Eligible Investor at such Eligible Investor's address as recorded in books and records of the Company and to the Company at its principal offices at 100 East Wisconsin Avenue, Suite #2780, Milwaukee, Wisconsin 53202 or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     10.3 Waiver.  Failure of any party to exercise any right or remedy under
          ------
this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

     10.4 Governing Law; Service of Process; Consent to Jurisdiction.
          ----------------------------------------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

          (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the U.S. District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     10.5 Specific Performance.  Without limiting or waiving in any respect any
          --------------------
rights or remedies of the parties under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other(s) in accordance with the provisions of this Agreement.

     10.6 Severability.  If any provision of this Agreement is invalid or
          ------------
unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     10.7   Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
among the Company and the beneficiaries hereof with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the Company and the Eligible Investors with respect to the subject matter hereof.

     10.8   Successors and Assigns. Subject to the requirements of Article IX
            ----------------------
hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Eligible Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Eligible Investor's margin or brokerage accounts.

     10.9   Use of Pronouns.  All pronouns refer to the masculine, feminine or
            ---------------
neuter, singular or plural, as the context may require.

     10.10  Headings.  The headings of this Agreement are for convenience of
            --------
reference only, are not part of this Agreement and do not affect its interpretation.

     10.11  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

     10.12  Further Assurances.  Each party will do and perform, or cause to be
            ------------------
done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.13  No Strict Construction.  The language used in this Agreement is
            ----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     10.14  Amendments and Waivers.  No amendment or waiver of this Agreement
            ----------------------
shall be binding upon the holders of any Class of Registrable Securities with respect to such Class unless such amendment or waiver has been approved in writing by the holders of a majority of such Class of Registrable Securities. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of the applicable Class(es) of Registrable Securities and the Company.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

                                        COMPANY:
                                        HARNISCHFEGER INDUSTRIES, INC.
                                        (TO BE RENAMED JOY GLOBAL INC.)


                                        By: /s/ Eric B. Fonstad
                                            -----------------------------
                                            Name: Eric B. Fonstad
                                            Title: Secretary

                                  Schedule 1
                                  ----------

1.   The Chase Manhattan Bank

2.   HSBC Bank USA